Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K. Unless the context otherwise requires, the “Company” refers to DraftKings Inc. and its subsidiaries after the Closing, and DEAC prior to the Closing.

Introduction

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions (collectively the “Business Combination”):

•	The Reverse Recapitalization between Merger Sub and DraftKings Inc., a Delaware corporation (“Old DK”);

•	The SBTech Acquisition;

•	The Private Placement; and

•	The issuance of Convertible Notes, which converted into shares of DEAC Class A common stock immediately prior to the consummation of the Business Combination.

DEAC was incorporated as a Delaware corporation on March 27, 2019, and completed its initial public offering on May 14, 2019. DEAC is a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Upon the closing of the IPO, $400.0 million from the net proceeds thereof was placed in a trust account and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. As of December 31, 2019, DEAC had approximately $404.0 million held in the trust account.

The following describes the two operating entities:

•	Old DK was organized on December 29, 2011, as a Delaware corporation. It was founded with the initial mission of leveraging unique technology, analytics and marketing capabilities to deliver a daily fantasy sports offering. Within a few years, DraftKings became one of the largest and most recognized DFS platforms in the United States.

•	SBTech was incorporated on July 24, 2007, under the laws of Gibraltar. It was originally named Jamtech Limited, subsequently renamed Networkpot Limited and thereafter renamed SBTech (Global) Limited on August 16, 2010.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination occurred on December 31, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2019.

The pro forma combined financial statements do not necessarily reflect what DraftKings’ financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of DEAC was derived from the audited consolidated financial statements of Diamond Eagle Acquisition Corp. as of December 31, 2019 and for the period between March 27, 2019 and December 31, 2019, which is incorporated by reference. The historical financial information of Old DK was derived from Old DK’s audited consolidated financial statements for the year ended December 31, 2019, which is incorporated by reference. The historical financial information of SBTech was derived from SBTech’s audited consolidated financial statements for the year ended December 31, 2019, which is incorporated by reference.

This information should be read together with DEAC’s, Old DK’s, and SBTech’s audited financial statements and related notes, as well as “DEAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “DraftKings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “SBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Proxy, and other financial information, each of which is incorporated by reference.

The Reverse Recapitalization was accounted for as a reverse merger for which DraftKings was determined to be the accounting acquirer based on the following predominate factors:

•	Old DK has the largest voting interest in DraftKings;

•	The board of directors of DraftKings (the “Board”) has 13 members, and DraftKings has nominated ten members of the Board;

•	Old DK’s former management makes up the vast majority of the management of DraftKings;

•	Old DK is the largest entity by revenue and net income/loss;

•	DraftKings Class B common stock issued to one DraftKings stockholder allows for incremental voting rights;

•	The post-combination company assumed Old DK’s name.

Other factors were considered but they would not change the preponderance of factors indicating that Old DK was the accounting acquirer.

The merger between Old DK and Merger Sub was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, DEAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Old DK issuing stock for the net assets of DEAC, accompanied by a recapitalization. The net assets of DEAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of Old DK. The SBTech Acquisition was treated as a business combination under Financial Accounting Standards Board’s ASC 805, and was accounted for using the acquisition method of accounting. DraftKings recorded the fair value of assets acquired and liabilities assumed from SBTech.

Description of the Business Combination

Pursuant to the Business Combination Agreement, DEAC acquired all of the issued and outstanding equity interests of Old DK and SBTech in exchange for cash and equity. The initial purchase price was based on a combined pre-money enterprise value of Old DK and SBTech, which consists of $195.9 million of cash being transferred to SBTech shareholders (subject to adjustments as defined in the Business Combination Agreement), and the remaining value was in the form of shares of DraftKings’ Class A common stock, options, restricted stock units and warrants of DraftKings and, in the case of Mr. Robins, shares of Class B common stock of DraftKings.

The following summarizes the consideration issued at closing in the Reverse Recapitalization and SBTech Acquisition at a $17.53 share price (as of April 23, 2020):

Total Consideration (in 000s)	Amounts	Shares
Share consideration - DraftKings(2)	$3,621,038	206,562
Cash consideration - SBTech(1)	195,948	-
Share consideration - SBTech(2)	771,044	43,984
Total Merger Consideration	$4,588,030	250,546

_____________________

(1)	Amount is subject to adjustment for the Net Debt Amount and Working Capital Amount, as specified in the Business Combination Agreement. Per the Business Combination Agreement, the cash consideration amount is EUR 180.0 million. Amount was converted using the average EUR to USD rate for the seven consecutive business day period ending on the fifth day prior to the Closing as per the terms of the Business Combination Agreement.

(2)	Represents the estimated fair value of DraftKings common stock issued to Old DK/SBTech stockholders pursuant to the Business Combination Agreement. The estimate is based on shares that were outstanding and options and warrants that vested by the Closing. Amount is subject to adjustment based on an earnout clause included in the BCA. Per the terms of the BCA, a total of six million shares are held in escrow, three million of which will be for the benefit of Old DK/SBTech stockholders. The earnout shares will be paid out in thirds upon the share price of the post-combination company reaching $12.50, $14.00 and $16.00.

The equity share capitalization of DraftKings at close is as follows (including shares issuable pursuant to vested options and warrants that rolled over at the Closing):

Total Capitalization (in 000s)	Shares	%
Old DK rollover equity - DraftKings Class A	206,562	61.5
SBTech rollover equity	43,984	13.1
DEAC public shareholders	39,991	11.9
DEAC Founders Shares	3,659	1.1
DEAC shares issued upon conversion of Convertible Notes	11,256	3.3
DEAC shares issued in PIPE Offering	30,471	9.1
Total Class A Shares	335,923	100.0
DraftKings Class B Shares*	393,014

_____________________

*	DraftKings’ Class B shares were issued to Jason Robins, such shares carry 10 votes per share and allow Jason Robins to have 90% of the voting power of the capital stock of DraftKings on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 are based on the historical financial statements of DEAC, Old DK, and SBTech. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of December 31, 2019
(Amounts in thousands)

	As of December 31, 2019								December 31, 2019
	DraftKings (Historical)	DEAC (Historical)	SBTech (As Adjusted) (Note 3)	Accounting Policies and Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 4 - PF)		Purchase Accounting Adjustments (Note 4 - PPA)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$76,533	$491	$9,143	$-	$403,961	A	$(212,284)	A	$592,187
					(14,000)	B
					(41,599)	C
					40,042	D
					304,714	E
					(10,000)	L
					(90)	K
					(7,732)	M
					(1,492)	N
					44,500	O
Cash reserved for customers	144,000	-	-	-	-		-		144,000
Receivables reserved for customers	19,828	-	-	-	-		-		19,828
Trade receivables, net	-	-	27,781	-	-		-		27,781
Prepaid expenses	-	319	-	(319)	-		-		-
Prepaid expenses and other current assets	20,787	-	-	4,045	-		-		24,832
Other current assets	-	-	3,726	(3,726)	-		-		-
Total current assets	261,148	810	40,650	-	718,304		(212,284)		808,628
Cash and investments held in Trust Account	-	403,961	-	-	(403,961)	A	-		-
Property and equipment, net	25,945	-	11,148	209	-		-		37,302
Intangible assets, net	33,939	-	29,296	(209)	-		240,152	B	303,178
Goodwill	4,738	-	-	-	-		695,235	A	699,973
Equity method investment	2,521	-	-	-	-		-		2,521
Deposits	2,434	-	-	-	-		-		2,434
Deferred tax assets	-	-	520	(520)	-		-		-
Other non-current assets	-	-	344	520	-		-		864
Total Assets	330,725	404,771	81,958	-	314,343		723,103		1,854,900

	As of December 31, 2019								December 31, 2019
	DraftKings (Historical)	DEAC (Historical)	SBTech (As Adjusted) (Note 3)	Accounting Policies and Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 4 - PF)		Purchase Accounting Adjustments (Note 4 - PPA)		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	-	1,492	-	(1,492)	-		-		-
Accounts payable and accrued expenses	85,295	-	-	22,364	(6,449)	C	-		99,718
					(1,492)	N
Liabilities to customers	163,035	-	-	799	-		-		163,834
Term note, current portion	6,750	-	-	-	44,500	O	-		51,250
Settlement liability, current portion	-	-	-	-	-		-		-
Trade payables	-	-	9,124	(9,124)	-		-		-
Other accounts payable	-	-	12,547	(12,547)	-		-		-
Total current liabilities	255,080	1,492	21,671	-	36,559		-		314,802
Deferred underwriting commissions	-	14,000	-	-	(14,000)	B	-		-
Other long-term liabilities	56,862	-	-	458	(11,000)	P	2,648	C	48,968
Convertible promissory notes	68,363	-	-	-	(68,363)	D	-		-
Accrued severance pay, net	-	-	458	(458)	-		-		-
Total liabilities	380,305	15,492	22,129	-	(56,804)		2,648		363,770
Class A common stock subject to possible redemption	-	384,279	-	-	(384,279)	F	-		-
Series E-1 Redeemable Convertible Preferred Stock	119,752	-	-	-	(119,752)	H	-		-
Series F Redeemable Convertible Preferred Stock	138,619	-	-	-	(138,619)	H	-		-
Stockholders’ Equity:
Class A common stock	-	-	-	-	1	D	4	A	34
					3	E
					4	F
					1	G
					-	M
					21	H
					-	P
					-	K
Class B common stock	-	1	-	-	(1)	G	-		39
					-	H
					39	Q
Common stock	390	-	-	-	(390)	H	-		-
Share capital	-	-	3	-	-		(3)	D	-
Actuarial reserve	-	-	(156)	-	-		156	D	-

	As of December 31, 2019								December 31, 2019
	DraftKings (Historical)	DEAC (Historical)	SBTech (As Adjusted) (Note 3)	Accounting Policies and Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 4 - PF)		Purchase Accounting Adjustments (Note 4 - PPA)		Pro Forma Combined
Additional paid-in capital	690,443	2,689	-	-	(6,000)	C	780,280	A	2,544,091
					112,544	D
					304,711	E
					384,275	F
					2,310	I
					258,740	H
					3,010	J
					(90)	K
					(7,732)	M
					11,000	P
					7,911	Q
Retained earnings	-	2,310	58,795	(61,105)	-		-		-
Accumulated deficit	(998,784)	-	-	61,105	(29,150)	C	(58,795)	D	(1,053,034)
					(4,140)	D
					(2,310)	I
					(3,010)	J
					(10,000)	L
					(7,950)	Q
Total parent stockholders’ equity	(307,951)	5,000	58,642	-	1,013,797		721,642		1,491,130
Non-controlling interest	-	-	1,187	-	-		(1,187)	D	-
Total stockholders’ equity	(307,951)	5,000	59,829	-	1,013,797		720,455		1,491,130
Total Liabilities and Stockholders’ Equity	330,725	404,771	81,958	-	314,343		723,103		1,854,900

Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2019
(Amounts in thousands, except per share data)

	For the Year ended December 31, 2019	March 27, 2019 (inception) to December 31, 2019	For the Year ended December 31, 2019						For the Year ended December 31, 2019
	DraftKings (Historical)	DEAC (Historical)	SBTech (As Adjusted) (Note 3)	Accounting Policies and Reclassification Adjustments (Note 2)	Pro Forma Adjustments (Note 4 - PF)		Purchase Accounting Adjustments (Note 4 - PPA)		Pro Forma Combined
Revenue	$323,410	$-	$108,424	$-	$-		$-		$431,834
Cost of revenue	103,889	-	60,649	-	-		14,692	AA	179,230
Gross Profit	219,521	-	47,775	-	-		(14,692)		252,604
Operating Expenses:
Sales and marketing	185,269	-	7,592	-	48	DD	-		192,909
General and administrative	124,868	1,857	13,230	-	(10,548)	AA	104	BB	131,524
					1,513	DD
					500	EE
Product and technology	55,929	-	-	20,408	82	DD	-		76,419
Research and development expenses			20,408	(20,408)
Total Operating Expenses	366,066	1,857	41,230	-	(8,405)		104		400,852
(Loss) / Income from Operations	(146,545)	(1,857)	6,545	-	8,405		(14,796)		(148,248)
Interest income (expense)	1,348	-	-	(164)	-		-		1,184
Other income - interest on Trust Account	-	5,111	-	-	(5,111)	BB	-		-
Gain on initial equity method investment	3,000	-	-	-	-		-		3,000
Financial Income	-	-	26	(26)	-		-		-
Financial Expenses	-	-	(190)	190	-		-		-
(Loss)/Income before Income Tax Expense	(142,197)	3,254	6,381	-	3,294		(14,796)		(144,064)
Income Tax Expense/(Benefit)	58	944	796	-	(2,002)	CC	(4,084)	CC	(4,288)
Loss from equity method investment	479	-	-	-	-		-		479
Net (Loss)/Income	(142,734)	2,310	5,585	-	5,296		(10,712)		(140,255)
Earnings per Share
Weighted average Class A shares outstanding									335,922,741
Loss per share (Basic and Diluted) attributable to Class A common stockholders									$(0.42)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The merger between a subsidiary of DEAC and Old DK was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, DEAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Old DK issuing stock for the net assets of DEAC, accompanied by a recapitalization. The net assets of DEAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization are those of Old DK.

As Old DK was determined to be the accounting acquirer in the SBTech Acquisition, the acquisition is considered a business combination under ASC 805, and was accounted for using the acquisition method of accounting. DraftKings recorded the fair value of assets acquired and liabilities assumed from SBTech.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination occurred on December 31, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis of Old DK being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 have been prepared using, and should be read in conjunction with, the following:

•	DEAC’s audited consolidated balance sheet as of December 31, 2019 and the related notes for the period ended December 31, 2019, which is incorporated by reference;

•	DraftKings’ audited consolidated balance sheet as of December 31, 2019 and the related notes for the period ended December 31, 2019, which is incorporated by reference; and

•	SBTech’s audited consolidated balance sheet as of December 31, 2019 and the related notes for the period ended December 31, 2019, which is incorporated by reference.*

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	DraftKings’ audited statement of operations for the twelve months ended December 31, 2019 and the related notes, which is incorporated by reference s; and

•	SBTech’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, which is incorporated by reference.*

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that DraftKings believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

______________________

*	The historical financial information for SBTech was prepared under IFRS as issued by the IASB. Refer to Footnote 3 for additional details regarding impact of conversion to U.S. GAAP for unaudited pro forma financial information.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. DraftKings believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of DEAC, Old DK, and SBTech.

2.	Accounting Policies and Reclassifications

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align DEAC’s, Old DK’s and SBTech’s financial statement presentation. Management will perform a comprehensive review of DEAC’s, Old DK’s, and SBTech’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, DEAC had identified differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3.	Adjustments to Historical SBTech Financial Information

The historical financial information of SBTech was prepared in accordance with IFRS and presented in Euros. The historical financial information was translated from Euros to U.S. dollars using the following historical exchange rates:

$ / €
Period end exchange rate as of December 31, 2019	1.12
Average exchange rate for twelve months ended December 31, 2019	1.12

In addition, adjustments were made to convert SBTech’s financial information from IFRS to U.S. GAAP, to align SBTech’s accounting policies to those applied by Old DK. Refer to tables below for impacted line items and adjustment amounts in the pro forma condensed combined balance sheet and statements of operations.

Impact on pro forma balance sheet as of December 31, 2019:

	As of December 31, 2019			As of December 31, 2019	As of December 31, 2019
	IFRS SBTech (in EUR)	Total Adjustments (in EUR)		US GAAP SBTech (in EUR)	US GAAP SBTech (in USD)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	€8,144	€-		€8,144	$9,143
Trade receivables, net	24,745	-		24,745	27,781
Other current assets	3,258	61	A	3,319	3,726
Total current assets	36,147	61		36,208	40,650
NON-CURRENT ASSETS:
Intangible assets, net	26,094	-		26,094	29,296
Right-of-use assets	25,779	(25,779)	B	-	-
Property, plant and equipment, net	9,930	-		9,930	11,148
Deferred tax assets	597	(134)	A	463	520
Other non-current assets	306	-	B	306	344
Total assets	98,853	(25,852)		73,001	81,958
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade payables	8,127	-		8,127	9,124
Lease liabilities	3,516	(3,516)	B	-	-
Other accounts payable	11,176	-		11,176	12,547
Total current liabilities	22,819	(3,516)		19,303	21,671
NON-CURRENT LIABILITIES
Lease liabilities	22,749	(22,749)	B	-	-
Accrued severance pay, net	408	-		408	458
Total non-current liabilities	23,157	(22,749)		408	458
SHARHOLDERS’ EQUITY
Share capital	3	-		3	3
Actuarial reserve	(139)	-		(139)	(156)
Retained earnings	51,956	413	B	52,369	58,795
Equity attributable to owners of the parent	51,820	413		52,233	58,642
Non-controlling interest	1,057	-		1,057	1,187
Total equity	52,877	413		53,290	59,829
TOTAL LIABILITIES AND EQUITY	98,853	(25,852)		73,001	81,958

Impact on pro forma income statement for the year ended December 31, 2019:

	For the Year ended December 31, 2019			For the Year ended December 31, 2019	For the Year ended December 31, 2019
	IFRS SBTech (in EUR)	Total Adjustments (in EUR)		US GAAP SBTech (in EUR)	US GAAP SBTech (in USD)
Revenue	€96,857	€-		€96,857	$108,424
Cost of revenue	54,173	6		54,179	60,649
Gross Profit	42,684	(6)		42,678	47,775
Operating Expenses:
Selling and marketing expenses	6,772	10		6,782	7,592
General and administrative expenses	11,772	47	B	11,819	13,230
Research and development expenses	18,103	128		18,231	20,408
Total operating costs and expenses	36,647	185		36,832	41,230
Operating income	6,037	(191)		5,846	6,545
Financial Income	23	-		23	26
Financial Expenses	846	(676)	B	170	190
Profit before tax	5,214	485		5,699	6,381
Tax expenses	638	73		711	796
Net Profit	4,576	412		4,988	5,585

A.	Reflects the reclassification of deferred taxes associated with current assets or liabilities to other current assets related to IFRS to U.S. GAAP differences on the classification of deferred taxes. In the historical SBTech consolidated balance sheet, all deferred tax assets were classified as non-current.

B.	Reflects the reversal of the impact of the adoption and ongoing effects of the accounting treatment of IFRS 16, Leases, recognized by SBTech in their financial statements as of and for the nine months ended December 31, 2019, as Old DK, the accounting acquirer, has not yet adopted the similar U.S. GAAP standard under ASC 842, Leases, and operates under ASC 840, Leases, as of and for the year ended December 31, 2019.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of DraftKings.

There were no intercompany balances or transactions between DEAC, Old DK and SBTech as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of DEAC’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 are as follows:

Pro Forma Adjustments (PF)

A.	Reflects the reclassification of $403.9 million of cash and cash equivalents held in the DEAC trust account that became available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of DEAC following the Business Combination. At Business Combination close, total amount in trust available for transaction consideration, net of cash used for redemptions, was $404.9.

B.	Reflects the settlement of $14.0 million of deferred underwriters’ fees.

C.	Represents transaction costs in consummating the Business Combination (excluding approximately $3.3 million in transaction-related costs, including a tail liability insurance for SBTech’s current directors and officers, incurred by SBTech and to be borne by DraftKings under the Business Combination Agreement, which was allocated to purchase price). Of the total amount shown, approximately $6.4 million was previously incurred and accrued for on the balance sheet as of December 31, 2019.

D.	Represents proceeds of $109.2 million received from the issuance of the Convertible Notes, of which $69.1 million was already received and reflected in DraftKings’ historical consolidated balance sheet as of December 31, 2019. Upon the Closing, the mandatory conversion feature upon a business combination was triggered, causing a conversion of the outstanding principal amount of these Notes and any unpaid accrued interest into equity securities at a specified price. The Convertible Notes were outstanding from December 2019 through April 2020. For purposes of this pro forma presentation, interest of $3.4 million was accrued and converted in addition to the principal balance. The remaining adjustment reflects the net income statement impact captured in retained earnings that is associated with the conversion of the notes.

E.	Represents proceeds of $304.7 million from the issuance of 30.5 million shares in the Private Placement.

F.	Reflects the reclassification of approximately $384.3 million of DEAC Class A common stock subject to possible redemption to permanent equity.

G.	Reflects the conversion of DEAC Class B common stock to DEAC Class A common stock. In connection with the Closing, all shares of DEAC Class B common stock converted into shares of DEAC Class A common stock.

H.	Represents recapitalization of Old DK equity and issuance of 206.6 million of DraftKings Class A common stock to Old DK Equity holders as consideration for the Reverse Recapitalization.

I.	Reflects the reclassification of DEAC’s historical retained earnings.

J.	Reflects the amount of compensation cost related to the acceleration of the vesting for certain existing stock options granted.

K.	Reflects redemptions of 8,928 DEAC public shares for $0.1 million at a redemption price of $10.10 per share based on a pro forma redemption date of December 31, 2019. As of the actual redemption date, the redemption price was $10.12 per share.

L.	Reflects the payment of $10.0 million in bonuses to management of Old DK upon closing of the transaction as redemptions were less than 10% of DEAC public shares.

M.	Reflects the cash amount paid to Old DK Stockholders that were deemed to be non-accredited by Old DK, in lieu of common stock.

N.	Reflects the settlement of $1.5 million of DEAC's historical liabilities at transaction close.

O.	Reflects additional cash of $44.5 million obtained by Old DK from drawing on its revolving credit facility subsequent to the balance sheet date. The draw is expected to be short-term in nature and as such has only been reflected on the pro forma balance sheet.

P.	Reflects the cancellation of $11.0 million of promissory notes in exchange for Series F preferred shares in lieu of cash which occurred subsequent to the balance sheet date. The Series F shares converted to Class A shares upon close of the business combination and have been reflected herein as such.

Q.	Reflects the issuance of 393.0 million of DraftKings Class B common stock to Jason Robins valued at $8.0 million. In connection with issuance of the Class B shares, DraftKings agreed to indemnify Mr. Robins for any personal tax liabilities that may arise, which would result in DraftKings incurring an additional liability and an incremental compensation charge. The Class B shares were valued using a market trading comparables approach.

Purchase Price Allocation Adjustments (PPA)

A.	The estimated consideration is as follows:

Estimated Consideration
Cash consideration(1)	$208,956
Share consideration(2)	780,284
Other consideration(3)	3,328
Total estimated consideration	992,568

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(1)	Includes the cash consideration, as adjusted for estimated excess Net Debt Amount and Working Capital Amount of $13.0 million as of December 31, 2019. At the Closing, the Net Debt Amount and Working Capital Amount represented a decrease in total consideration of $11.0 million, resulting in cash consideration of $184.9.

(2)	Includes the share consideration and the estimated contingent consideration of the earnout clause as specified in the Business Combination Agreement. The additional consideration related to the earnout clause was estimated assuming a 100%, 100%, and 75% probability of reaching the specified share price targets of $12.50, $14.00, and $16.00, respectively. The possible range for the value of the contingent consideration related to the earnout clause is $0 to $10.2 million.

(3)	Includes transaction costs incurred by SBTech to be borne by Old DK and the six year liability insurance for SBTech’s current directors and officers, as specified in the Business Combination Agreement.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of SBTech are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the SBTech Acquisition.

For all assets acquired and liabilities assumed other than identified intangible assets and goodwill, the carrying value was assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period as required by ASC 805. The size and breadth of the SBTech Acquisition may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the developed technology and user relationship intangible assets and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated consideration for the SBTech Acquisition to the identifiable tangible and intangible assets acquired and liabilities assumed based on SBTech’s December 31, 2019 balance sheet, with the excess recorded as goodwill:

Estimated Goodwill
Cash and cash equivalents	$9,143
Trade receivables, net	27,781
Other current assets	3,726
Property and equipment, net	11,357
Intangible assets, net	269,239
Deferred tax assets	520
Other non-current assets	344
Total Assets	322,110
Trade payables	9,124
Other accounts payable	12,547
Other long-term liabilities	2,648
Accrued severance pay, net	458
Total liabilities	24,777
Net assets acquired (a)	297,333
Estimated purchase consideration (b)	992,568
Estimated goodwill (b) - (a)	695,235

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

B.        The table below indicates the estimated fair value of each of the identifiable intangible assets:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)
	(in thousands, except for useful life)
Developed technology	134,515	10
Customer Relationships	103,850	15
Trademarks and Trade Names	30,874	15
Total	269,239
Less: Net intangible assets reported on SBTech’s historical financial statements	(29,087)
Pro forma adjustment	240,152

The fair values of the developed technology intangible assets were determined by using an “income approach,” specifically the relief-from-royalty approach, which is a commonly accepted valuation approach. This approach is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. Therefore, a portion of SBTech’s earnings, equal to the after-tax royalty that would have been paid for the use of the asset, can be attributed to the firm’s ownership. The fair values of the trademark and tradename intangible assets were also determined by the relief-from-royalty approach. The fair values of the user relationship intangible assets were determined by using an “income approach,” specifically a multi-period excess earnings approach, which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset or liability being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset or liability being measured. Both the amount and the duration of the cash flows are considered from a market participant perspective. Where appropriate, the net cash flows were adjusted to reflect the potential attrition of existing customers in the future, as existing customers are a “wasting” asset and are expected to decline over time.

C.	Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation resulting from the step up in fair value of intangible assets. Deferred taxes were established based on SBTech’s blended statutory tax rate of 2.55%, based on jurisdictions where income has historically been generated. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon SBTech’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

D.	Represents the elimination of SBTech’s historical equity.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2019 are as follows:

Pro Forma Adjustments (PF)

AA.	Reflects elimination of transaction-related costs incurred and recorded by DEAC and Old DK.

BB.	Reflects the elimination of interest income on the trust account.

CC.	Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated statutory tax rate of 27.6%.

DD.	Reflects the incremental stock-based compensation expense related to certain equity awards expected to continue vesting subsequent to the closing.

EE.	Reflects additional compensation expense recorded as a result of the execution of employment agreements with certain members of the management team.

Purchase Price Allocation Adjustments (PPA)

AA.	Reflects the incremental amortization expense recorded as a result of the fair value adjustment for intangible assets acquired in the SBTech Acquisition.

BB.	Reflects the adjustment to stock-based compensation expense for the post-combination portion of the SBT rolled-over options. The new stock-based compensation expense is amortized on a straight-line basis over the remaining vesting periods.

CC.	Reflects adjustments to income tax expense as a result of the tax impact on the purchase accounting adjustments at the estimated statutory tax rate of 27.6%.

5.	Loss per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

For the Year ended December 31, 2019
(in thousands except share and per share data)
Pro forma net loss	(140,255)
Weighted average shares outstanding of Class A common stock	335,922,741
Net loss per share (Basic and Diluted) attributable to Class A common stockholders (1)	$(0.42)

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(1)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Additionally, DraftKings’ Class B shares were issued to Jason Robins, such shares carry 10 votes per share and allow Jason Robins to have 90% of the voting power of the capital stock of DraftKings on a fully-diluted basis. As these shares have no economic or participating rights, they have been excluded from the calculation of earnings per share.